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             UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549

                                FORM SB-2

          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          STACO, INCORPORATED
            (Name of small business issuer in its charter)

NEVADA                                             87-0451230
-------------------------                          ---------------
(State or jurisdiction of                         (I.R.S. Employer
incorporation or organization)                     Identification No.)

  1332 Martha Dunyon Circle, Draper, Utah  84020 Telephone (801) 576-0814
  -----------------------------------------------------------------------
       (Address and telephone number of principal executive offices)

  1332 Martha Dunyon Circle, Draper, Utah  84020 Telephone (801) 576-0814
  -----------------------------------------------------------------------
                (Address of principal place of business or
                   intended principal place of business)
         Michael A. Cane, 2300 W. Sahara Ave., Suite 500, Box 18,
             Las Vegas, NV  89102, Telephone (702) 312-6255
        ---------------------------------------------------------
        (Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration
Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the
same offering.                                                     |__|

If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.            |__|

If this Form is a post-effective amendment filed pursuant to Rule
462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.            |__|

If delivery of the prospectus is expected to be made pursuant to
Rule 434, check the following box.                                 |__|

                       CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------
TITLE OF EACH                       PROPOSED      PROPOSED
CLASS OF                            MAXIMUM       MAXIMUM
SECURITIES                          OFFERING      AGGREGATE     AMOUNT OF
TO BE         AMOUNT TO BE          PRICE PER     OFFERING      REGISTRATION
REGISTERED    REGISTERED            SHARE (1)     PRICE (2)     FEE
----------------------------------------------------------------------------
Common Stock  3,620,000 shares      $0.05 	  $181,000      $45.25
----------------------------------------------------------------------------
(1) Based on the estimate that the value of the shares is the same as the value of the last shares sold.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

                      COPIES OF COMMUNICATIONS TO:
                          Michael A. Cane, Esq.
                     2300 W. Sahara Blvd., Suite 500
                           Las Vegas, NV 89102
                            (702) 312-6255

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          SUBJECT TO COMPLETION, Dated June 21, 2001



                          PROSPECTUS


                     STACO, INCORPORATED
                      3,660,000 SHARES
                        COMMON STOCK
                      ----------------


The selling shareholders named in this prospectus are offering all of our shares of common stock offered through this prospectus. There is no specific offering price for the shares. Each selling shareholder will sell her or his shares at the price she or he determines from time to time.

Our common stock is presently not traded on any market or securities exchange.



                        ----------------

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on pages 4 and 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                       ----------------



       The Date Of This Prospectus Is: ____________________

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                      TABLE OF CONTENTS
                                                                  PAGE
                                                                  ----

Summary                                                             3
Risk Factors                                                        4
Use of Proceeds                                                     5
Determination of Offering Price                                     6
Dilution                                                            6
Selling Shareholders                                                6
Plan of Distribution                                                8
Legal Proceedings                                                   9
Directors, Executive Officers, Promoters and Control Persons        9
Security Ownership of Certain Beneficial Owners and Management     10
Description of Securities                                          11
Interest of Named Experts and Counsel                              12
Disclosure of Commission Position of Indemnification
     for Securities Act Liabilities                                12
Description of Business                                            12
Description of Property                                            16
Certain Relationships and Related Transactions                     16
Market for Common Equity and Related Stockholder Matters           17
Executive Compensation                                             17
Financial Statements                                               18
Changes in and Disagreements with Accountants                      19
Available Information                                              19

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                             SUMMARY


Staco, Incorporated

We were organized as a Nevada corporation on October 28, 1987, for the purpose of conducting business as a transfer agent. We were unsuccessful as a transfer agent and became inactive. At the present time we are seeking to acquire an interest in business opportunities that may have potential for profit.

Our business plan is to acquire or merge with another business or company. We have no present plans, proposals, agreements, arrangements or understandings to acquire or merge with any specific business or company nor have we identified any specific business or company for investigation and evaluation for a merger with us. We maintain our office at 1332 E. Martha Dunyon Circle, Draper, Utah 84020.

The Offering

Securities Being Offered      Up to 3,660,000 shares of common stock.
                              The offering price will be determined by the independent decisions of the selling shareholders.

Minimum Number of Shares      None.
To Be Sold in This Offering

Securities Issued
And to be Issued              3,660,000 shares of our common stock are
                              issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus is being offered by existing shareholders.

Use of Proceeds               We will not receive any proceeds from the
                              sale of the common stock by the selling
                              shareholders.

Expiration Date               This offering will expire nine months
                              following the date of this prospectus unless the offering period is extended pursuant to a post-effective amendment to this registration statement.

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                         RISK FACTORS

Our business is subject to numerous risk factors, including the following:

We have had no recent operating history nor any revenues or earnings from operations since our inception.

We have no significant assets
or financial resources. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in our incurring a net operating loss that will increase continuously until we can consummate a business combination with a profitable business opportunity. We cannot assure you that we can identify a suitable business opportunity and consummate a business combination.

Our assets may be insufficient to provide financing to acquire a business.

As of March 31, 2001, there were $2,592 in assets and $19,500 in liabilities. If an acquisition candidate insists we have capital, it will require that we obtain financing in order to close the business combination. This financing may consist of the issuance of debt or equity securities. these funds might not be available, if needed, or might not be available on terms acceptable to us.

We may not locate a suitable acquisition candidate.

We have no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, a private or public entity. No assurances can be given that we will successfully identify and evaluate suitable business opportunities. Management has not identified any particular industry or specific Business within an industry for evaluation. We cannot guarantee that we will be able to negotiate a business combination on favorable terms.

The company we acquire may never establish its business or become profitable.

We have not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria that we will require a target business opportunity to have achieved. Accordingly, we may enter into a business combination with a business opportunity having no significant operating history, losses, limited or no potential for earnings, limited assets, negative net worth or other characteristics that are indicative of development state companies.

Target companies that fail to comply with SEC reporting requirements may delay or preclude an acquisition.

Sections 13 and 15(d) of the
'34 Act require reporting companies to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one, two, or three years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare these statements may significantly delay or essentially preclude consummation of an acquisition. Acquisition prospects that do no have or are unable to obtain the required audited statements may be inappropriate for acquisition so long as the reporting requirements of the '34 Act are applicable.

We may not ever locate an acquisition candidate.

We have neither
conducted, nor have others made available to us, results of market research indicating the level of market demand that exists for blank check companies. Moreover, we cannot assure you that we will be successful in completing a business combination.

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If a market for our common stock develops, our stock price may be volatile.

There is currently no market for our common stock and we can provide no assurance to investors that a market will develop. We currently plan to apply for listing of our common stock on the NASD over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide investors with no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. If a market does develop, however, we anticipate that the market price of our common stock will be subject to wide fluctuations in response to several factors, including:

*     actual or anticipated variations in our results of operations;
*     our ability or inability to generate new revenues;
*     increased competition; and
*     conditions and trends with the Internet.

Further, if our common stock is traded on the NASD over the counter bulletin board, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock.

If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.

The selling shareholders are offering 3,660,000 shares of
our common stock through this prospectus. The selling shareholders are not restricted in the price they can sell the common stock. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading may
cause that market price to decline.   Moreover, an offer or sale of
large numbers of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent 100% of the common shares outstanding as of the date of this prospectus.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

                       USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

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                 DETERMINATION OF OFFERING PRICE

We will not determine the offering price of the common stock. The offering price will be determined by the independent decisions of the selling shareholders. Even though there is no market for our common stock at the present time, if a market should develop, the sales price of the shares offered hereby may be the prevailing market price at the time of the sale or a price related to the prevailing market price. In this regard, we intend to apply for listing on the NASD over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. Other factors that a selling shareholder may consider in determining her or his offering price will be unique to that shareholder as she or he may determine from time to time and what the shareholder perceives the stock will sell for at a given time.

                             DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                       SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 3,660,000 shares of common stock offered through this prospectus. The following table provides as of June 21, 2001, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.    the number of shares owned by each prior to this offering;
2.    the total number of shares that are to be offered for each;
3. the total number of shares that will be owned by each upon completion of the offering; and
4.    the percentage owned by each following the offering.

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                                    Total Number
                                    Of Shares To   Total Shares To  Percent
                                    Be Offered For Be Owned         Owned Upon
                                    Selling        Upon             Completion
Name Of Selling  Shares Owned Prior Shareholders   Completion Of    Of This
Stockholder      To This Offering   Account        This Offering    Offering
------------------------------------------------------------------------------

John B. Allred            25,000       25,000           NIL             NIL
Denise Rita Beauregard    20,000       20,000           NIL             NIL
Richard M. Bench*         10,000       10,000           NIL             NIL
James A. Blanda           20,000       20,000           NIL             NIL
William and Elizabeth
     Bowers               10,000       10,000           NIL             NIL
Barbara Bruce            200,000      200,000           NIL             NIL
Tracy Burke               10,000       10,000           NIL             NIL
Dorothy A. Burris          5,000        5,000           NIL             NIL
Oscar Burris              30,000       30,000           NIL             NIL
James L. Carpenter        10,000       10,000           NIL             NIL
Rosa Castro               10,000       10,000           NIL             NIL
Carol M. Cennamo          10,000       10,000           NIL             NIL
Bob Deller               100,000      100,000           NIL             NIL
Robert R. Deller          10,000       10,000           NIL             NIL
Bruno V  De Vincentis     10,000       10,000           NIL             NIL
Paul Dunlap              100,000      100,000           NIL             NIL
Joseph W. Erlach          20,000       20,000           NIL             NIL
Robert J. Evans           20,000       20,000           NIL             NIL
Kim Farron               240,000      240,000           NIL             NIL
Brian L. Fike             10,000       10,000           NIL             NIL
Chris Gladding            50,000       50,000           NIL             NIL
Kim Gorges                20,000       20,000           NIL             NIL
Justin Guidi             100,000      100,000           NIL             NIL
Jacque Halliburton        10,000       10,000           NIL             NIL
Roy Halliburton           10,000       10,000           NIL             NIL
Ernest Harding            10,000       10,000           NIL             NIL
Tom Hofer                200,000      200,000           NIL             NIL
Carol Holmes             200,000      200,000           NIL             NIL
Jeff W. Holmes           800,000      800,000           NIL             NIL
Rhonda Sager Holt         10,000       10,000           NIL             NIL
Susan Holt                10,000       10,000           NIL             NIL
David Hoyer               10,000       10,000           NIL             NIL
Jeanne Johnson            10,000       10,000           NIL             NIL
Donald A. Johnston        10,000       10,000           NIL             NIL
Shirl Ann Klein          100,000      100,000           NIL             NIL
Darcy W. Miller           70,000       70,000           NIL             NIL
Irvin G. Miller           10,000       10,000           NIL             NIL
Rudy and Sherry Moreno    40,000       40,000           NIL             NIL
Barbara Reed              10,000       10,000           NIL             NIL
John J. Ryczkowski        10,000       10,000           NIL             NIL
Mary Ryczkowski           10,000       10,000           NIL             NIL

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Monte F. Sager            10,000       10,000           NIL             NIL
Laura P. Savage           35,000       35,000           NIL             NIL
Samuel H. Savage          70,000       70,000           NIL             NIL
Samuel Savage, Custodian
    For Jennifer Savage
    UGMA/NV               35,000       35,000           NIL             NIL
Samuel Savage, Custodian
    For Rebecca Savage
    UGMA/NV               35,000       35,000           NIL             NIL
Samuel Savage, Custodian
    For Sarah Savage
    UGMA/NV               35,000       35,000           NIL             NIL
James E. Saycich          10,000       10,000           NIL             NIL
John M. Saycich          100,000      100,000           NIL             NIL
John Saycich, Custodian
    For Justina Bloor
    UBMA/NV               50,000       50,000           NIL             NIL
Laura Saycich             50,000       50,000           NIL             NIL
Lillian K. Saycich       100,000      100,000           NIL             NIL
Mark N. Schneider        100,000      100,000           NIL             NIL
Eric and Mitzi Springall  20,000       20,000           NIL             NIL
Julia J. Thomas          200,000      200,000           NIL             NIL
Carl Thome                40,000       40,000           NIL             NIL
Karen L. Turner           20,000       20,000           NIL             NIL
Stephen B. Utley         100,000      100,000           NIL             NIL
C. Brenton Woods*         10,000       10,000           NIL             NIL
Carolyn Zeedyk            10,000       10,000           NIL             NIL
Carolyn Zeedyk, Custodian
    For Sasha Zeedyk
    UGMA/NV               10,000       10,000           NIL             NIL
Leonard Zeedyk, Jr.       10,000       10,000           NIL             NIL

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.

Mr. Bench and Mr. Woods which each have an * next to their names are currently officers and directors of Staco. None of the other selling shareholders or their beneficial owners:

- have had a material relationship with the company other than as a shareholder at any time within the past three years; or
- have ever been an officer or directors of the company or any of its predecessors or affiliates within the past three years.

                       PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1. On such public markets or exchanges as the common stock may from time to time be trading;
2.    In privately negotiated transactions;
3.    Through the writing of options on the common stock;

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4.    In short sales; or
5.    In any combination of these methods of distribution.

The sales price to the public may be:

1.    The market price prevailing at the time of sale;
2.    A price related to such prevailing market price; or
3. Such other price as the selling shareholders determine from time to time.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders. We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. Not engage in any stabilization activities in connection with our common stock;

2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.


                       LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings. Staco's agent for service of process in Nevada is Michael A. Cane, 2300 West Sahara Avenue, Suite 500, Box 18, Las Vegas, Nevada 89102.

   DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as of June 21, 2001 are as follows:

Directors:

Name of Director                     Age
----------------------              -----
C. Brenton Woods                     57
Richard M. Bench                     58

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Executive Officers:

Name of Officer               Age         Office
--------------------         -----        -------
C. Brenton Woods              57          President
Richard M. Bench              58          Secretary, Treasurer

The following information on the business experience of each director and officer.

C. Brenton Woods is the co-owner of Absolute Best Appraisals, a residential real estate appraisal firm in Salt Lake City, Utah. He has been an appraiser since June 1994. Absolute Best Appraisals has been in operation since January 1998. Prior to that he was an independent appraiser for Accurate Appraisal Associates from August 1996 until January 1998. From June 1994 until August 1996 he was an independent appraiser with Young Appraisal Group. All of the aforementioned companies are located in Salt Lake City, Utah.

Richard M. Bench is a licensed realtor and for the past five years has been the operations and marketing manager for El Ray Bench Real Estate Corp. Mr. Bench's recent business experience has also included being director of marketing, director of skier services and ski instructor for Canyon Ski Resort, location near Park City Utah. Mr Bench has owned and operated several small businesses and is the owner and manager of several residential rental properties. Mr. Bench is also the president and a director of Corporate Development Centers, Inc., a company subject to the reporting requirements of the '34 Act and whose common shares are listed on the OTC Bulletin Board.

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.


   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of June 21, 2001, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                Name and address        Amount of            Percent
Title of class  of beneficial owner     beneficial ownership of class
--------------  -------------------     -------------------- --------
Common Stock    C. Brenton Woods        30,000 shares          0.8%
                Director and President
                4722 West Harkness Dr.
                West Jordan, Utah  84088

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Common Stock    Richard M. Bench        30,000 shares          0.8%
                Director, Secretary/treasurer
                1332 Martha Dunyon Circle
                Draper, Utah  84020

Common Stock    Barbara Bruce            200,000 shares        5.5%
                545 McDonald Dr.
                Incline Village, NV 89451

Common Stock    Kim Farron               240,000 shares        6.6%
                1675 Van Ness Ave.
                Reno, NV 89503

Common Stock    Tom Hofer                200,000 shares        5.5%
                P.O. Box 3431
                Carefree, AZ 85377

Common Stock    Carol Holmes             200,000 shares        5.5%
                P.O. Box 11207
                Zephyr Cove, NV 89448

Common Stock    Jeff W. Holmes           800,000 shares        21.9%
                8555 E. Voltaire Ave.
                Scottsdale, AZ 85260

Common Stock    Julia J. Thomas          200,000 shares        5.5%
                5010 Longboat Circle
                Las Vegas, NV 89113

Common Stock    All Officers and
                Directors                 60,000 shares        1.6%
                as a Group that consists
                of two people

The percent of class is based on 3,660,000 shares of common stock issued and outstanding as of June 21, 2001.

                    DESCRIPTION OF SECURITIES
General

Our authorized capital stock consists of 50,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of June 21, 2001, there were 3,660,000 shares of our common stock issued and outstanding that were held by approximately 62 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders

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of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.


            INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

  Pritchett, Siler & Hardy, P.C., independent accountants, of Salt Lake City, Utah, audited our financial statements and presented their report with respect to the audited financial statements. The report of Pritchett, Siler & Hardy, P.C. was given upon their authority as experts in accounting and auditing.


   DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES
                         ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.


                     DESCRIPTION OF BUSINESS

Staco was incorporated on October 28, 1987 under the laws of the State of Nevada. Staco was organized for the purpose of conducting business as a transfer agent. Staco was unsuccessful as a transfer
agent and became inactive.   Staco now intends to investigate ways to
get into a business that has potential for profit.

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Plan of Operation

We intend to seek to acquire assets or shares of an entity actively engaged in a business that generates revenues, in exchange for our securities. We have not identified a particular acquisition target and have not entered into any negotiations regarding an acquisition. None of our officers or directors have engaged in any preliminary contact or discussions with any representative of any other company regarding the possibility of an acquisition or merger with us as of the date of this registration statement.

As part of the negotiation process for a possible acquisition, the board of directors intends to obtain certain assurances of value, including statements of assets and liabilities, material contracts, accounts receivable statements, or other indicia of the target entity's condition prior to consummating a transaction. Closing documents will include representations that the value of the assets transferred will not materially differ from the representations included in the closing documents, or the transaction will be voidable.

Due to our intent to remain a shell corporation until a merger or acquisition candidate is identified, it is anticipated that our cash requirements shall be minimal. In order to meet our reporting requirements under the Exchange Act over the next twelve months we anticipate that we will need to borrow approximately $15,000 from an officer, director or shareholder. We do not expect to acquire any plant or significant equipment.

We have no full time employees. Our officers have agreed to allocate a portion of their time to our activities, without compensation. These officers anticipate that our business plan can be implemented by their devoting approximately five hours each per month to our business affairs and, consequently, conflicts of interest may arise with respect to their limited time commitment. We do not expect any significant changes in the number of employees.

General Business Plan

Our purpose is to seek, investigate and, if investigation warrants, acquire an interest in business opportunities presented to it by persons or firms that desire to seek the perceived advantages of an Exchange Act registered corporation. We will not restrict our search to any specific business, industry, or geographical location and we may participate in a business venture of virtually any kind or nature. This discussion of the proposed business is purposefully general and is not meant to restrict our discretion to search for and enter into potential business opportunities. Management anticipates that it may be able to participate in only one potential business venture because we have nominal assets and limited financial resources. This lack of diversification should be considered a substantial risk to our shareholders because it will not permit us to offset potential losses from one venture against gains from another.

We may seek a business opportunity with entities that have recently commenced operations, or that wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. We may acquire assets and establish wholly owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.

We anticipate that the selection of a business opportunity will be complex and risky. Due to general economic conditions, rapid technological advances being made in some industries and shortages of available capital, management believes that there are numerous firms seeking the perceived benefits of a publicly registered corporation. The perceived benefits may include facilitating or improving the terms for additional equity financing that may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity for shareholders with unrestricted stock and other factors. Potentially, available business opportunities may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of these business opportunities extremely difficult and complex.

The owners of the business opportunities will incur significant legal and accounting costs in connection with acquisition of a business opportunity, including the costs of preparing Form 8-K's, 10-KSBs, or 10-QSBs, agreements and related reports and documents. The `34 Act specifically requires that any merger or acquisition candidate comply with all applicable reporting requirements, which include providing audited financial statements to be included within the numerous filings relevant to complying with the `34 Act. Nevertheless, our officers and directors have not conducted market research and are not aware of statistical data that would support the perceived benefits of a merger or acquisition transaction for the owners of a business opportunity.

The analysis of new business opportunities will be undertaken by our officers and directors, none of whom is a professional business analyst. We have no contracts or agreements with any outside consultants and none are contemplated. Management intends to concentrate on identifying preliminary prospective business opportunities that may be brought to our attention through present associations of our officers and directors, or by our shareholders. In analyzing prospective business opportunities, management will consider:

         o   the available technical, financial and managerial resources;

         o   working capital and other financial requirements;

         o   history of operations, if any;

         o   prospects for the future;

         o   nature of present and expected competition;

         o the quality and experience of management services that may be available and the depth of that management;

         o   the potential for further research, development, or exploration;

         o specific risk factors not now foreseeable but could be anticipated to impact our proposed activities;

         o   the potential for growth or expansion;

         o   the potential for profit;

         o the perceived public recognition of acceptance of products, services, or trades;

         o   name identification; and

         o   other relevant factors.

Our officers and directors expect to meet personally with management and key personnel of the business opportunity as part of their " due diligence" investigation. To the extent possible, we intend to utilize written reports and personal investigations to evaluate the above factors. We will not acquire or merge with any company that cannot provide audited financial statements within a reasonable period of time after closing of the proposed transaction. Furthermore, we do not intend to seek additional capital to finance the operation of any acquired business opportunity until we have successfully consummated a merger or acquisition.

Acquisition of Opportunities

In implementing a structure for a particular business acquisition, we may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. We may also acquire stock or assets of an existing business. A business combination involving the issuance of our common stock will, in all likelihood, result in shareholders of a private company obtaining a controlling interest in us. On the consummation of a transaction, it is probable that our present management and shareholders will no longer be in control. In addition, our directors may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of our shareholders.

While the actual terms of a transaction that management may not be a party to cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called "tax-free" reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code. In order to obtain tax-free treatment under the Code, it may be necessary for the owners of the acquired business to own 80% or more of the voting stock of the surviving entity. In that event, our shareholders would retain 20% or less of the issued and outstanding shares of the surviving entity, which would result in significant dilution in the equity of the shareholders.

As part of the "due diligence" investigation, our officers and directors will meet personally with management and key personnel, may visit and inspect material facilities, obtain independent analysis of verification of certain information provided, check references of management and key personnel, and take other reasonable investigative measures to the extent of our limited financial resources and management expertise. How we will participate in an opportunity will depend on the nature of the opportunity, the respective needs and desires of the parties, the management of the target company and our relative negotiation strength.

With respect to any merger or acquisition, negotiations with target company management are expected to focus on the percentage of our shares that the target company shareholders would acquire in exchange for all of their shareholdings in the target company. The percentage ownership may be subject to significant reduction in the event we acquire a company with substantial assets. Any merger or acquisition effected by us can be expected to have a significant dilutive effect on the percentage of shares held by our then shareholders.

We will participate in a business opportunity only after the negotiation and execution of appropriate written agreements. Although we cannot predict the terms of the agreements, generally the agreements will require some specific representations and warranties by all of the parties, will specify certain events of default, will detail the terms of closing and the conditions that must be satisfied by each of the parties prior to and after the closing, will outline the manner of bearing costs, including costs associated with our attorneys and accountants, will set forth remedies on default and will include miscellaneous other terms.

Government Regulation

It is impossible to predict the government regulation, if any, to which Staco may be subject until it has acquired an interest in business. The use of assets and/or conduct of business which Staco may acquire could subject it to environmental, public health and safety, land use, trade, or other governmental regulations and state or local taxation. In selecting a business in which to acquire an interest, management will endeavor to ascertain, to the extent of the limited resources of Staco, the effects of such government regulation on the prospective business of Staco. In certain circumstances, however, such as the acquisition of an interest in a new or start-up business activity, it may not be possible to predict with any degree of accuracy the impact of government regulation. The inability to ascertain the effect of government regulation on prospective business activity will make the acquisition of an interest in such business a higher risk.

Competition

We will remain an insignificant participant among the firms that engage in the acquisition of business opportunities. There are many established venture capital and financial concerns that have significantly greater financial and personnel resources and technical expertise than we do. In view of our combined extremely limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors.

Employees

Staco is a development stage company and currently has no employees. Management of Staco expects to use attorneys and accountants as necessary, and does not anticipate a need to engage any full-time employees so long as it is seeking and evaluating businesses. The need for employees and their availability will be addressed in connection with a decision of whether or not to acquire or participate in a specific business industry.


                    DESCRIPTION OF PROPERTY

We have no properties and no agreements to acquire any properties.
We have not had a need to rent office space. Mr. Bench, an officer and director, is allowing us to use his home at 1332 E. Martha Dunyon Circle, Draper, Utah 84020 as a mailing address, as needed, at no expense.

       CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

During February, 2000, we borrowed $15,000 from Mr. Tom Hofer, one of our shareholders in order to pay current expenses. Otherwise, none of the following parties has during the last two years had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

*  Any of our directors or officers;

*  Any person proposed as a nominee for election as a director;
* Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;
*  Any of our promoters;
* Any relative or spouse of any of the foregoing persons who has the same house as such person.

    MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is no public market for our common stock. We have no outstanding options or warrants to purchase our common shares nor do we have any outstanding securities convertible into common shares. As of June 21, 2001, we had 62 registered shareholders.

All 3,660,000 common shares of Staco which are issued and outstanding are being registered pursuant to this registration statement and may be sold during the time this registration statement remains effective. Of those shares, 2,650,000 common shares which have now been held for approximately 10 years may also be sold under the resale provisions of Rule 144 of the Securities Act.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future. However, there are no restrictions in our articles of incorporation or bylaws that prevent
us from declaring dividends.   The Nevada Revised Statutes, however,
do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

                      EXECUTIVE COMPENSATION

Compensation

There has been no compensation awarded to, earned by, or paid to our executive officers for the fiscal year ended December 31, 2000.

Stock Option Grants

We did not grant any stock options to the executive officers during our most recent fiscal year ended December 31, 2000. We have also not granted any stock options to the executive officers since
December 31, 2000.

FINANCIAL STATEMENTS

Index to financial statements:


                                                             Page

  -  Unaudited Balance Sheet, March 31, 2001                 F-2

  -  Unaudited Statements of Operations, for the
     three months ended March 31, 2001 and 2000 and for the
     period from inception on October 28, 1987
     through March 31, 2001                                  F-3

  -  Unaudited Statements of Cash Flows, for the
     three months ended March 31, 2001 and 2000 and for the
     period from inception on October 28, 1987
     through March 31, 2001                                  F-4

  -  Notes to Unaudited Financial Statements            F-5-F- 7

  -  Independent Auditors' Report                            F-9

  -  Balance Sheet, December 31, 2000                       F-10

  -  Statements of Operations, for the
     years ended December 31, 2000 and 1999 and for the
     period from inception on October 28, 1987
     through December 31, 2000                              F-11


  -  Statement of Stockholders' Equity (deficit),
     from inception on October 28, 1987
     through December 31, 2000                              F-12


  -  Statements of Cash Flows, for the
     years ended December 31, 2000 and 1999 and for the
     period from inception on October 28, 1987
     through December 31, 2000                              F-15

  -  Notes to Financial Statements                     F-16-F-18

                              STACO INCORPORATED
                        [A Development Stage Company]

                        UNAUDITED FINANCIAL STATEMENTS

                               MARCH 31, 2001

                              STACO INCORPORATED
                        [A Development Stage Company]

                                BALANCE SHEET

                                 [Unaudited]


                                    ASSETS


                                                                    March 31,
                                                                      2001
                                                                  ------------

CURRENT ASSETS:
   Cash                                                           $      2,592
                                                                  ------------
          Total Current Assets                                           2,592
                                                                  ------------
                                                                  $      2,592
                                                                  ============

               LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
   Accounts payable                                               $      4,500
   Accounts payable - related party                                     15,000
                                                                  ------------
          Total Current Liabilities                                     19,500
                                                                  ------------

STOCKHOLDERS' EQUITY (DEFICIT):
   Common stock, $.001 par value,
     50,000,000 shares authorized,
     3,660,000 shares issued and
     outstanding                                                         3,660
   Capital in excess of par value                                       50,438
   Deficit accumulated during the
     development stage                                                 (71,006)
                                                                  ------------
          Total Stockholders' Equity (Deficit)                         (16,908)
                                                                  ------------
                                                                  $      2,592
                                                                  ============


           The accompanying notes are an integral part of these unaudited financial statements

                              STACO INCORPORATED
                         [A Development Stage Company]


                           STATEMENTS OF OPERATIONS

                                 [Unaudited]

                                                                From Inception
                                             For the            on October 28,
                                            Year Ended           1987 Through
                                             March 31,             March 31,
                                    ---------------------------- -------------
                                        2001           2000           2001
                                    -------------  ------------- -------------

REVENUE                             $           -  $           -  $        200
                                    -------------  ------------- -------------
EXPENSES:
   General and Administrative                   2         12,388        68,643
   Loss from discontinued operations            -              -         2,563
                                    -------------  -------------  ------------
        Total Expenses                         (2)       (12,388)      (71,206)
                                    -------------  -------------  ------------
LOSS BEFORE OTHER
  EXPENSES                                     (2)       (12,388)      (71,006)

OTHER EXPENSES:
   Interest Expense                             -              -             -
                                    -------------  -------------  ------------

LOSS BEFORE INCOME TAXES                       (2)       (12,388)      (71,006)

CURRENT TAX EXPENSE                             -              -             -

DEFERRED TAX EXPENSE                            -              -             -
                                    -------------  -------------  ------------

NET LOSS                            $          (2) $     (12,388) $    (71,006)
                                    -------------  -------------  ------------

LOSS PER COMMON SHARE               $        (.00) $        (.00) $       (.03)
                                    -------------  -------------  ------------

           The accompanying notes are an integral part of these unaudited financial statements.

                              STACO INCORPORATED
                        [A Development Stage Company]

                           STATEMENTS OF CASH FLOWS


                              STACO INCORPORATED
                        [A Development Stage Company]

                           STATEMENTS OF CASH FLOWS

                                  [Unaudited]

                                                                From Inception
                                             For the            on October 28,
                                            Year Ended           1987 Through
                                             March 31,             March 31,
                                    ---------------------------- -------------
                                        2001           2000           2001
                                    -------------  ------------- -------------

Cash Flows From Operating
 Activities:
   Net loss                         $          (2) $     (12,388)$     (71,006)
   Adjustments to reconcile net
    loss to net cash used by
    operating activities:
     Stock issued for forgiveness
      of debt                                   -              -        11,751
     Expenses paid on behalf of the
      Company                                   -              -            47
     Stock issued for services                  -              -         9,600
     Amortization                               -              -           203
     Change in assets and
      liabilities:
       (Increase) in organization
        costs                                   -              -          (203)
       Increase in accounts payable             -              -         4,500
       Increase in accounts payable
        - related party                         -         15,000        15,000
                                    -------------  ------------- -------------
      Net Cash Used by Operating
       Activities                              (2)          (603)      (30,108)
                                    -------------  ------------- -------------
Cash Flows From Investing
 Activities                                     -              -             -
                                    -------------  ------------- -------------
Cash Flows From Financing
 Activities:
   Common stock issued for cash                 -              -        32,700
                                    -------------  ------------- -------------
     Net Cash Provided by Financing
      Activities                                -              -        32,700
                                    -------------  ------------- -------------
Net Increase (Decrease) in Cash                (2)        (2,612)        2,592

Cash at Beginning of Period                 2,594             53             -
                                    -------------  ------------- -------------
Cash at End of Period               $       2,592  $       2,665 $       2,592
                                    -------------  ------------- -------------

Supplemental Disclosures of Cash Flow
 Information:

   Cash paid during the period for:
     Interest                       $           -  $           - $           -
     Income taxes                   $           -  $           - $           -

Supplemental Schedule of Noncash Investing and Financing
 Activities:
   For the three months ended March 31, 2001:
     None.

   For the three months ended March 31, 2000:
     None

          The accompanying notes are an integral part of these unaudited financial statements.

                              STACO INCORPORATED
                        [A Development Stage Company]

                   NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization - Staco Incorporated (the Company) was organized under the laws of the State of Nevada on October 28, 1987. The Company was organized for the purpose of pursuing the business of stock transfer and registrar agent and conducted limited activity until operations ceased. Since that time the Company has been seeking new business opportunities and is classified as a development stage Company as defined in SFAS No. 7. The Company has not paid any dividends. And any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

Loss Per Share - The computation of loss per share is based on the weighted average number of shares outstanding during the period presented in accordance with Statement of Financial
Accounting Standards No. 128, "Earnings Per Share".  [See Note 6]

Cash and Cash Equivalents - For purposes of the statement of cash flows, the Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

Accounting Estimates - The preparation of unaudited financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the unaudited financial statements, and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimated.

Recently Enacted Accounting Standards - Statement of Financial Accounting Standards (SFAS) No. 136, "Transfers of Assets to a not for profit organization or charitable trust that raises or holds contributions for others", SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - deferral of the effective date of FASB Statement No. 133 (an amendment of FASB Statement No. 133)", SFAS No. 138 "Accounting for Certain Derivative Instruments and Certain Hedging Activities - and Amendment of SFAS No. 133", SFAS No. 139, "Recission of SFAS No. 53 and Amendment to SFAS No. 63, 89 and 21", and SFAS No. 140, "Accounting to Transfer and Servicing of Financial Assets and Extinguishment of Liabilities", were recently issued. SFAS No. 136, 137, 138, 139 and 140 have no current applicability to the Company, or their effect on the unaudited financial statements would not have been significant.

NOTE 2 - CAPITAL STOCK

Common Stock - During January 1999, the Company issued 40,000 shares of its previously authorized but unissued common stock for services rendered, valued at $400 (or $.01 per share).

During July 1998, the Company issued 100,000 shares of its previously authorized but unissued common stock for services rendered of $5,000 (or $.05 per share).

                              STACO INCORPORATED
                        [A Development Stage Company]

                   NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 3 - INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". FASB 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards.

The Company has available at March 31, 2001, unused operating loss carryforwards of approximately $71,000 which may be applied against future taxable income and which expire in various years from 2018 through 2019. The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforwards the Company has established a valuation allowance equal to the amount of the loss carryforwards and, therefore, no deferred tax asset has been recognized for the loss carryforwards. The net deferred tax assets are approximately $24,100 at of March 31, 2001, with an offsetting valuation allowance at each year end of the same amount. This results in a change in the valuation allowance of approximately $5,700 during the three months ended March 31, 2001.

NOTE 4 - RELATED PARTY TRANSACTIONS

Management Compensation - For the three months ended March 31,
2001 and 2000, the Company did not pay any compensation to any officer/director of the Company.

Office Space - The Company has not had a need to rent office space. An officer/shareholder of the Company is allowing the Company to use his/her home as a mailing address, as needed, at no expense to the Company.

Shareholder Loan - During February 2000, a shareholder of the
Company loaned the Company $15,000 on a non-interest basis to cover current expenses.

NOTE 5 - GOING CONCERN

The accompanying unaudited financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company has current liabilities in excess of current assets, has incurred losses since its inception and has not yet been successful in establishing profitable operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise any necessary additional funds not provided by operations through additional sales of its common stock. There is no assurance that the Company will be successful in raising this additional capital or achieving profitable operations. The unaudited financial statements do not include any adjustments that might result from the outcome of these uncertainties.

                              STACO INCORPORATED
                        [A Development Stage Company]

                   NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 6 - LOSS PER SHARE

The following data shows the amounts used in computing loss per share:

                                                                From Inception
                                             For the            on October 28,
                                            Year Ended           1987 Through
                                             March 31,             March 31,
                                    ---------------------------- -------------
                                        2001           2000           2001
                                    -------------  ------------- -------------

     Loss from continuing operations
     available to common shareholders
     (numerator)                    $          (2) $     (12,385)$     (71,006)
                                    -------------  ------------- -------------

     Weighted average number of
     common shares outstanding used
     in loss per share for the period
     (denominator)                      3,660,000      3,660,000     2,602,522
                                    -------------  ------------- -------------

Dilutive loss per share was not presented at the Company had no common stock equivalent shares for all periods presented that would affect the computation of diluted loss per share.

                              STACO INCORPORATED
                        [A Development Stage Company]

                             FINANCIAL STATEMENTS

                              DECEMBER 31, 2000

                         INDEPENDENT AUDITORS' REPORT


Board of Directors
STACO INCORPORATED
Salt Lake City, Utah

We have audited the accompanying balance sheet of Staco Incorporated [a development stage company] at December 31, 2000, and the related statements of operations, stockholders' equity (deficit) and cash flows for the years ended December 31, 2000 and 1999 and for the period from inception on October 28, 1987 through December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Staco Incorporated for the period from inception through December 31, 1997 were audited by other auditors whose report, dated March 5, 1998 expressed an unqualified opinion on these financial statements and included an explanatory paragraph expressing concern about the Company's ability to continue as a going concern. The financial statements for the period from inception through December 31, 1997 reflect an accumulated deficit of $49,748. The other auditors' report has been furnished to us, and our opinion, insofar as it relates to the amounts included for such prior periods, is based solely on the report of the other auditors.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, based on our audit and the report of the other auditors, the financial statements audited by us present fairly, in all material respects, the financial position of Staco Incorporated [a development stage company] as of December 31, 2000, and the results of its operations and its cash flows for the years ended December 31, 2000 and 1999 and for the period from inception on October 28, 1987 through December 31, 2000, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in
Note 5 to the financial statements, the Company has current liabilities in excess of current assets, has incurred losses since its inception and has not yet been successful in establishing profitable operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.


PRITCHETT, SILER & HARDY, P.C.

May 2, 2001
Salt Lake City, Utah

                              STACO INCORPORATED
                         [A Development Stage Company]

                                BALANCE SHEET


                                   ASSETS


                                                                  December 31,
                                                                     2000
                                                                  ------------

CURRENT ASSETS:
   Cash                                                           $      2,594
                                                                  ------------
          Total Current Assets                                           2,594
                                                                  ------------
                                                                  $      2,594
                                                                  ============

               LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
   Accounts payable                                               $      4,500
   Accounts payable - related party                                     15,000
                                                                  ------------
          Total Current Liabilities                                     19,500
                                                                  ------------

STOCKHOLDERS' EQUITY (DEFICIT):
   Common stock, $.001 par value,
     50,000,000 shares authorized,
     3,660,000 shares issued and
     outstanding                                                         3,660
   Capital in excess of par value                                       50,438
   Deficit accumulated during the
     development stage                                                 (71,004)
                                                                  ------------
          Total Stockholders' Equity (Deficit)                         (16,906)
                                                                  ------------
                                                                  $      2,594
                                                                  ============


          The accompanying notes are an integral part of this financial statement.

                              STACO INCORPORATED
                         [A Development Stage Company]


                           STATEMENTS OF OPERATIONS


                                                                From Inception
                                             For the            on October 28,
                                            Year Ended           1987 Through
                                            December 31,         December 31,
                                    ---------------------------- -------------
                                        2000           1999           2000
                                    -------------  ------------- -------------

REVENUE                             $           -  $           -  $        200
                                    -------------  ------------- -------------
EXPENSES:
   General and Administrative              16,159            603        68,641
   Loss from discontinued operations            -              -         2,563
                                    -------------  ------------- -------------
     Total Expenses                       (16,159)          (603)      (71,204)
                                    -------------  ------------- -------------

LOSS BEFORE OTHER
 EXPENSES                                 (16,159)          (603)      (71,004)

OTHER EXPENSES:
   Interest Expense                             -              -             -
                                    -------------  ------------- -------------

LOSS BEFORE INCOME TAXES                  (16,159)          (603)      (71,004)

CURRENT TAX EXPENSE                             -              -             -

DEFERRED TAX EXPENSE                            -              -             -
                                    -------------  ------------- -------------

NET LOSS                            $     (16,159) $        (603)$     (71,004)
                                    -------------  ------------- -------------

LOSS PER COMMON SHARE               $        (.00) $        (.00)$        (.03)
                                    -------------  ------------- -------------

          The accompanying notes are an integral part of these financial statements.

                              STACO INCORPORATED
                        [A Development Stage Company]

                      STATEMENT OF STOCKHOLDERS' EQUITY

                FROM THE DATE OF INCEPTION ON OCTOBER 28, 1987

                          THROUGH DECEMBER 31, 2000

                                                                     Deficit
                                                                   Accumulated
                                     Common Stock       Additional  During the
                               -----------------------   Paid-In   Development
                                  Shares      Amount     Capital      Stage
                               ----------- ----------- ----------- -----------

BALANCE, October 28, 1987                - $         - $         - $         -

Common stock issued for
  cash at $.002 per share          650,000         650         650           -

Net loss for the period ended
  December 31, 1987                      -           -           -      (1,540)
                               ----------- ----------- ----------- -----------
BALANCE, December 31, 1987         650,000         650         650      (1,540)

Net loss for the year ended
  December 31, 1988                      -           -           -        (241)
                               ----------- ----------- ----------- -----------
BALANCE, December 31, 1988         650,000         650         650      (1,781)

Net loss for the year ended
  December 31, 1989                      -           -           -         (41)
                               ----------- ----------- ----------- -----------
BALANCE, December 31, 1989         650,000         650         650      (1,822)

Net loss for the year ended
  December 31, 1990                      -           -           -        (741)
                               ----------- ----------- ----------- -----------
BALANCE, December 31, 1990         650,000         650         650      (2,563)

Common stock issued for cash
  at $.01 per share              2,600,000       2,600      23,400           -

Net loss for the year ended
  December 31, 1991                      -           -           -      (2,537)
                               ----------- ----------- ----------- -----------
BALANCE, December 31, 1991       3,250,000       3,250      24,050      (5,100)

Net loss for the year ended
  December 31, 1992                      -           -           -     (24,190)
                               ----------- ----------- ----------- -----------
BALANCE, December 31, 1992       3,250,000       3,250      24,050     (29,290)

Net loss for the year ended
  December 31, 1993                      -           -           -        (478)

                                [Continued]

                              STACO INCORPORATED
                         [A Development Stage Company]

                      STATEMENT OF STOCKHOLDERS' EQUITY

                FROM THE DATE OF INCEPTION ON OCTOBER 28, 1987

                           THROUGH DECEMBER 31, 2000

                                 [Continued]


                                                                     Deficit
                                                                   Accumulated
                                     Common Stock       Additional  During the
                               -----------------------   Paid-In   Development
                                  Shares      Amount     Capital      Stage
                               ----------- ----------- ----------- -----------

BALANCE, December 31, 1993       3,250,000       3,250      24,050     (29,768)

Net loss for the year ended
  December 31, 1994                      -           -           -      (2,767)
                               ----------- ----------- ----------- -----------
BALANCE, December 31, 1994       3,250,000       3,250      24,050     (32,535)

Net loss for the year ended
  December 31, 1995                      -           -           -      (3,038)
                               ----------- ----------- ----------- -----------
BALANCE, December 31, 1995       3,250,000       3,250      24,050     (35,573)

Common stock issued for
  forgiveness of debt at
  $.08 per share                   150,000         150      11,601           -

Common stock issued for
  services at $.08 per share       120,000         120       9,480           -

Net loss for the year ended
  December 31, 1996                      -           -           -     (13,751)
                               ----------- ----------- ----------- -----------
BALANCE, December 31, 1996       3,520,000       3,520      45,131     (49,324)

Expenses paid on behalf of
  Company by shareholder                 -           -          47           -

Net loss for the year ended
  December 31, 1997                      -           -           -        (424)
                               ----------- ----------- ----------- -----------
BALANCE, December 31, 1997       3,520,000       3,520      45,178     (49,748)

Common stock issued for services
  rendered at $.05 per share       100,000         100       4,900           -

Net loss for the year ended
  December 31, 1998                      -           -           -      (4,494)

                                [Continued]

                              STACO INCORPORATED
                         [A Development Stage Company]

                       STATEMENT OF STOCKHOLDERS' EQUITY

                 FROM THE DATE OF INCEPTION ON OCTOBER 28, 1987

                           THROUGH DECEMBER 31, 2000

                                  [Continued]


                                                                     Deficit
                                                                   Accumulated
                                     Common Stock       Additional  During the
                               -----------------------   Paid-In   Development
                                  Shares      Amount     Capital      Stage
                               ----------- ----------- ----------- -----------

BALANCE, December 31, 1998       3,620,000       3,620      50,078     (54,242)

Common stock issued for
  Services rendered at $.01 per
  share                             40,000          40         360

Net loss for the year ended
  December 31, 1999                      -           -           -        (603)
                               ----------- ----------- ----------- -----------
BALANCE, December 31, 1999       3,660,000       3,660      50,438     (54,845)

Net loss for the year ended
  December 31, 2000                      -           -           -     (16,159)
                               ----------- ----------- ----------- -----------
BALANCE, December 31, 2000       3,660,000 $     3,660 $    50,438 $   (71,004)
                               =========== =========== =========== ===========

          The accompanying notes are an integral part of this financial statement.

                              STACO INCORPORATED
                        [A Development Stage Company]

                           STATEMENTS OF CASH FLOWS


                                                                From Inception
                                             For the            on October 28,
                                            Year Ended           1987 Through
                                            December 31,         December 31,
                                    ---------------------------- -------------
                                        2000           1999           2000
                                    -------------  ------------- -------------

Cash Flows From Operating
 Activities:
   Net loss                         $     (16,159) $        (603)$     (71,004)
   Adjustments to reconcile net
    loss to net cash used by
    operating activities:
     Stock issued for forgiveness
      of debt                                   -              -        11,751
     Expenses paid on behalf of the
      Company                                   -              -            47
     Stock issued for services                  -              -         9,600
     Amortization                               -              -           203
     Change in assets and
      liabilities:
      (Increase) in organization
       costs                                3,700              -          (203)
      Increase in accounts payable              -              -         4,500
      Increase in accounts payable
       - related party                     15,000              -        15,000
                                    -------------  ------------- -------------
Net Cash Used by Operating
 Activities                                 2,541           (603)      (30,106)
                                    -------------  ------------- -------------
Cash Flows From Investing
 Activities                                     -              -             -
                                    -------------  ------------- -------------
Cash Flows From Financing
 Activities:
   Common stock issued for cash                 -            400        32,700
                                    -------------  ------------- -------------
     Net Cash Provided by Financing
      Activities                                -            400        32,700
                                    -------------  ------------- -------------
Net Increase (Decrease) in Cash             2,541           (203)        2,594

Cash at Beginning of Period                    53            256             -
                                    -------------  ------------- -------------
Cash at End of Period               $       2,594  $          53 $       2,594
                                    -------------  ------------- -------------

Supplemental Disclosures of Cash Flow
 Information:

   Cash paid during the period for:
     Interest                       $           -  $           - $           -
     Income taxes                   $           -  $           - $           -

Supplemental Schedule of Noncash Investing and Financing
 Activities:
   For the year ended December 31, 2000:
     None.

   For the year ended December 31, 1999:
     The Company issued 40,000 shares of common stock for services rendered, valued at $400 or $.01 per share.

         The accompanying notes are an integral part of these financial statements.

                              STACO INCORPORATED
                        [A Development Stage Company]

                        NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization - Staco Incorporated (the Company) was organized under the laws of the State of Nevada on October 28, 1987. The Company was organized for the purpose of pursuing the business of stock transfer and registrar agent and conducted limited activity until operations ceased. Since that time, the Company has been seeking new business opportunities and is classified as a development stage Company as defined in SFAS No. 7. The Company is seeking potential business ventures. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

Loss Per Share - The computation of loss per share is based on the weighted average number of shares outstanding during the period presented in accordance with Statement of Financial
Accounting Standards No. 128, "Earnings Per Share".  [See Note 6]

Cash and Cash Equivalents - For purposes of the statement of cash flows, the Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimated.

Recently Enacted Accounting Standards - Statement of Financial Accounting Standards (SFAS) No. 136, "Transfers of Assets to a not for profit organization or charitable trust that raises or holds contributions for others", SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - deferral of the effective date of FASB Statement No. 133 (an amendment of FASB Statement No. 133)", SFAS No. 138 "Accounting for Certain Derivative Instruments and Certain Hedging Activities - and Amendment of SFAS No. 133", SFAS No. 139, "Recission of SFAS No. 53 and Amendment to SFAS No. 63, 89 and 21", and SFAS No. 140, "Accounting to Transfer and Servicing of Financial Assets and Extinguishment of Liabilities", were recently issued. SFAS No. 136, 137, 138, 139 and 140 have no current applicability to the Company, or their effect on the financial statements would not have been significant.

NOTE 2 - CAPITAL STOCK

Common Stock - During January 1999, the Company issued 40,000 shares of its previously authorized but unissued common stock for services rendered, valued at $400 (or $.01 per share).

During July 1998, the Company issued 100,000 shares of its previously authorized but unissued common stock for services rendered of $5,000 (or $.05 per share).

                              STACO INCORPORATED
                        [A Development Stage Company]

                        NOTES TO FINANCIAL STATEMENTS

NOTE 3 - INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". FASB 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards.

The Company has available at December 31, 2000, unused operating loss carryforwards of approximately $71,000 which may be applied against future taxable income and which expire in various years from 2018 through 2019. The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforwards the Company has established a valuation allowance equal to the amount of the loss carryforwards and, therefore, no deferred tax asset has been recognized for the loss carryforwards. The net deferred tax assets are approximately $24,100 as of December 31, 2000, with an offsetting valuation allowance at each year end of the same amount. This results in a change in the valuation allowance of approximately $5,700 during 2000.

NOTE 4 - RELATED PARTY TRANSACTIONS

Management Compensation - For the yearS ended December 31, 2000 and 1999, the Company did not paid any compensation to any of its officers or directors.

Office Space - The Company has not had a need to rent office space. An officer/shareholder of the Company is allowing the Company to use his/her home as a mailing address, as needed, at no expense to the Company.

Shareholder Loan - During February 2000, a shareholder of the
Company loaned the Company $15,000 on a non-interest basis to cover current expenses.

NOTE 5 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company has current liabilities in excess of current assets, has incurred losses since its inception and has not yet been successful in establishing profitable operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise any necessary additional funds not provided by operations through additional sales of its common stock. There is no assurance that the Company will be successful in raising this additional capital or achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

                              STACO INCORPORATED
                        [A Development Stage Company]

                        NOTES TO FINANCIAL STATEMENTS

NOTE 6 - LOSS PER SHARE

The following data shows the amounts used in computing loss per share:

                                                                From Inception
                                             For the            on October 28,
                                            Year Ended           1987 Through
                                            December 31,         December 31,
                                    ---------------------------- -------------
                                        2000           1999           2000
                                    -------------  ------------- -------------

   Loss from continuing operations
   available to common shareholders
   (numerator)                      $     (16,159) $        (603)$     (71,004)
                                    -------------  ------------- -------------
   Weighted average number of
   common shares outstanding used
   in loss per share for the period
   (denominator)                        3,660,000      3,657,589     2,583,767
                                    -------------  ------------- -------------

Dilutive loss per share was not presented at the Company had no common stock equivalent shares for all periods presented that would affect the computation of diluted loss per share.

         CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have had no changes in or disagreements with our accountants.


                       AVAILABLE INFORMATION

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company and are not necessarily complete. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference room. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Until ______, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

             INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The officers and directors of the Company are indemnified as provided by the Nevada Revised Statutes (the "NRS") and the Bylaws of the Company.

Unless specifically limited by a corporation's articles of incorporation, the NRS automatically provides directors with immunity from monetary liabilities. The Company's Articles of Incorporation do not contain any such limiting language. Excepted from that immunity are:

(i) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director has a material conflict of interest;

(ii) a violation of criminal law unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful;

(iii) a transaction from which the director derived an improper personal profit; and

(iv)  willful misconduct.

The By-laws of the Company provide that the Company will indemnify its directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that the Company may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the Company shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Company,
(iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under Nevada law or (iv) such indemnification is required to be made pursuant to the By-laws.

The By-laws of the Company provide that the Company will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the Company, or is or was serving at the request of the Company as a director or executive officer of another Company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under the By-laws of the Company or otherwise.

The By-laws of the Company provide that no advance shall be made by the Company to an officer of the Company (except by reason of the fact that such officer is or was a director of the Company in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Company.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee         $     46
Federal Taxes                                               $    NIL
State Taxes and Fees                                        $    NIL
Transfer Agent Fees                                         $    NIL
Accounting fees and expenses                                $  3,000
Legal fees and expenses                                     $ 16,000
Miscellaneous                                               $  1,000
                                                            ----------
Total                                                       $ 20,046
                                                            ==========
------------------------------------------------------------------------
All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

During July, 1998, Staco issued 100,000 shares of its previously authorized, but unissued common stock. The shares were issued in exchange for the cancellation of a debt in the amount of $5,000 (or $.05 per share). The transaction was an isolated transaction with one person having a close affiliation with an officer of Staco and was exempt from registration under the Securities Act of 1933 pursuant to
Section 4(2) of the Act because of not being part of a public offering. The recipient of the stock is a sophisticated investor.

During January, 1999, Staco issued 40,000 shares of its previously authorized, but unissued common stock. The shares were issued in exchange for the cancellation of a debt in the amount of $400 (or $.01 per share). The transaction was an isolated transaction with one person having a close affiliation with an officer of Staco and was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) of the Act because of not being part of a public offering.

ITEM 27. EXHIBITS.

EXHIBIT
NUMBER                                  DESCRIPTION
------------                            -------------------
  3.1                                   Articles of Incorporation
  3.2                                   By-Laws
  4.1                                   Share Certificate
 23.1                                   Consent of Pritchett, Siler & Hardy,
                                        P.C., Accountants

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

    (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                           SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Salt Lake, Utah on July 25, 2001.

                                    STACO, INCORPORATED

                                By:  /s/ C. Brenton Woods
                                    ---------------------------
                                    C. Brenton Woods, President

                        POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints C. Brenton Woods, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE                   CAPACITY IN WHICH SIGNED              DATE

/s/ C. Brenton Woods        President and Chief Executive      July 25, 2001
-----------------------     Officer, and Director
C. Brenton Woods


/s/ Richard M. Bench
-----------------------     Secretary, Treasurer and Director  July 25, 2001
Richard M. Bench